U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

|_|   Preliminary Information Statement   |_|   Confidential, For Use Of The
                                                Commission Only (As Permitted By
                                                Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                                 BIOCORAL, INC.

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                 BIOCORAL, INC.
                              38 rue Anatole France
                         Levallois Perret Cedex, France

                              INFORMATION STATEMENT

      This Information Statement is being furnished to stockholders of Biocoral, Inc., a Delaware corporation, (the "Company"), in connection with the adoption of a Certificate of Amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"), par value $0.001 per share. The Company's Board of Directors on October 1, 2002, approved and recommended by unanimous written consent, a one-for-fifteen reverse stock split (the "Reverse Stock Split") of the currently issued shares of our Common Stock, $0.001 par value per share. This corporate action to amend our Certificate of Incorporation was taken without a meeting by less than unanimous written consent of stockholders in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

      Our Board of Directors fixed the close of business on November 8, 2002 as the record date for the determination of stockholders entitled to receive notice of the amendment to our Certificate of Incorporation described above. On November 8, 2002 there were 19,463,606 shares of our Common Stock issued and outstanding. The proposed amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Each share of Common Stock is entitled to one vote on the proposed amendment.

      The Board of Directors, at a meeting on October 1, 2002 has approved and stockholders holding 19,070,354 shares (approximately 98%) of the outstanding shares of our Common Stock on November 8, 2002, have consented in writing to the amendment. Accordingly, all corporate actions necessary to authorize the amendment have been taken. In accordance with the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the authorization of the amendment to our Certificate of Incorporation by the Board of Directors and the stockholders holding approximately 98% of our outstanding shares of Common Stock will not become effective until 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the amendment to our Certificate of Incorporation with the Delaware Secretary of State. The Reverse Stock Split will become effective as of 5:00 p.m., Eastern Standard Time, on the date of such filing. Our executive offices are located at 38 rue Anatole France, Levallois Perret Cedex, France.

               PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION
            STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is first being sent or given to the holders of our outstanding Common Stock, our only class of voting securities outstanding, on or about December 3, 2002. Each holder of record of shares of our Common Stock at the close of business on November 8, 2002 is entitled to receive a copy of this Information Statement.

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                                  TO EFFECT THE
                               REVERSE STOCK SPLIT

GENERAL

      On October 1, 2002, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to authorize and to effectuate a one-for-fifteen reverse stock split (the "Reverse Stock Split") of the currently issued shares of the Company's Common Stock, $0.001 par value per share. The complete text of the Certificate of Amendment which reflects the amendment is set forth in Appendix A. However, such text is subject to change to the extent required by the Delaware Secretary of State.

      Upon filing of the Certificate of Amendment with the Delaware Secretary of State, the Reverse Stock Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split ("Old Shares") will be deemed, automatically and without any action on your part, to represent one-fifteenth of the number of shares of common stock, $.001 par value per share, after the Reverse Stock Split ("New Shares"); provided that no fractional New Shares will be issued as a result of the Reverse Stock Split. In lieu thereof, if your Old Shares are not evenly divisible by fifteen, you will receive cash equal to the average of the closing bid and ask prices for Old Shares for the five successive trading days immediately preceding the day the Reverse Stock Split is effected for the fractional New Share that you would otherwise be entitled to receive. After the Reverse Stock Split becomes effective, you will be asked to surrender certificates representing your Old Shares in accordance with the procedures set forth in a letter of transmittal that we will send. Upon such surrender, a certificate representing the New Shares will be issued and forwarded (together with any payment in lieu of fractional shares) to you. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-fifteenth the number of Old Shares until surrendered. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Old Shares of Common Stock will not be altered by the amendment to our Certificate of Incorporation.

      The amendment to our Certificate of Incorporation will be effected by means of filing the Certificate of Amendment with the Delaware Secretary of State. In accordance with the regulations promulgated under the Exchange Act, the authorization of the amendment by the Board of Directors and the stockholders holding approximately 98% of our outstanding shares of Common Stock shall not become effective until 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the Certificate of Amendment with the Delaware Secretary of State and the Reverse Stock Split will become effective as of 5:00 p.m., Eastern Standard Time, on the date of such filing. Without any further action on our part or the stockholders, after the Reverse Stock Split, a certificate representing Old Shares will be deemed to represent one-fifteeth the number of New Shares. Pursuant to the Delaware General Corporation Law, you are not entitled to dissenters' rights of appraisal with respect to the amendment of our Certificate of Incorporation.

      The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders in order to attract and obtain additional sources of capital in the future from one or more equity or debt financings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of November 10, 2002 with respect to the beneficial ownership of shares of Common Stock by: (i) each person known to us to be the owner of more than 5% of the outstanding shares of Common Stock,

(ii) each Director, and (iii) all executive officers and Directors as a group:

Name of Beneficial Owner        Number of Shares(1)    Percentage(2)
------------------------        -------------------    -------------
Yuhko Grossman                        155,000               0.8%
         Director

Nasser Nassiri                        207,000               1.1%
         Director

Jean Darondel                         152,000               0.8%
         Director

Directors and Officers                514,000               2.7%
         As a Group

(1) Includes for each of Messrs. Darondel, Grossman and Nassiri, options to purchase 152,000 shares, 155,000 shares and 207,000 shares of Common Stock respectively, exercisable within 60 days.

(2)   Based upon 19,463,606 shares of Common Stock outstanding.

PRINCIPAL EFFECT OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

      The Company had approximately 400 stockholders of record on September 30, 2002. This number does not include an indeterminate number of stockholders of record whose shares are held by brokers in "street name." We have no plans for the cancellation or purchase of our shares from individuals holding a nominal number of such shares after the Reverse Stock Split or to deregister the Common Stock under the Exchange Act.

      Our Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split may reduce the number of our stockholders and thereby adversely affect the registration of the Common Stock under the Exchange Act. After the Reverse Stock Split is effected, trades of the New Shares will continue to be reported on OTC Bulletin Board under the symbol "BCRL"

The principal effect of the amendment to our Certificate of Incorporation will be:

1. Based upon 19,463,606 Old Shares outstanding as of November 8, 2002, the Reverse Stock Split will decrease the outstanding shares of Common Stock by approximately 18,166,032 (93.4%), and thereafter approximately 1,297,574 New Shares will be outstanding. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares.

2. After the Reverse Stock Split, the Common Stock issued and outstanding will represent approximately 1.3% of our authorized Common Stock. There are no shares of Preferred Stock outstanding. After the Reverse Stock Split, approximately 98,702,426 shares of Common Stock and 1,000,000 shares of Preferred Stock will be available for future issuance by the Board of Directors without further action by the stockholders.

      There can be no assurance that the Reverse Stock Split will result in an increase in the market price of the Common Stock or that the Reverse Stock Split will have any of the effects otherwise described herein.

REASON FOR THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

      The Board of Directors of the Company believes that the Reverse Stock Split is necessary to provide a manageable number of shares of Common Stock and to effectively insure the marketability of the Company's Common Stock. The Board of Directors is also hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the Reverse Stock Split, will stimulate investor interest in the Company's Common Stock.

      The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, you will receive cash equal to the average of the closing bid and ask prices for Old Shares for the five successive trading days immediately preceding the day of the Reverse Stock Split. The Reverse Stock Split may result in certain of our shareholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 15). Shareholders owning "odd lots" may experience higher costs associated with selling their shares in the open market. The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock. Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be reduced by the ratio of 15 to 1 shares of Common Stock he or she owned immediately prior to the Reverse Stock Split. The per-share loss and net book value of our Common Stock may increase because there will be fewer shares of our Common Stock outstanding. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 19,463,606 shares to approximately 1,297,574 shares. Notwithstanding the Reverse Stock Split, the par value of the Common Stock will remain $.001 per share.

EXCHANGE OF STOCK CERTIFICATES

      As soon as practicable after the Reverse Stock Split is effected, we will send you a letter of transmittal which will contain instructions for the surrender of your certificate(s) representing Old Shares. When you complete and sign the letter of transmittal and return it to us, together with the certificate(s) representing your Old Shares, you will be entitled to receive a certificate representing the number of New Shares into which your Old Shares have been reclassified as a result of the Reverse Stock Split.

      YOU SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. No new certificate will be issued to you until you have surrendered your outstanding certificate(s) together with the properly completed and executed letter of transmittal. Until so surrendered, each current certificate representing Old Shares will be deemed for all corporate purposes after the Reverse Stock Split is effected to evidence ownership of New Shares in the appropriately reduced number.

      Stockholders whose shares are held of record by their brokerage firm or other nominees need not take any action to exchange such shares. The brokerage firm or other nominee, as the record holder of such shares, will receive the letter of transmittal and will be required to surrender the certificates representing the Old Shares, together with the completed and executed letter of transmittal, in order to receive certificate(s) representing New Shares.

      No service charge will be payable by holders of shares of Common Stock for exchanging certificates of Old Shares for certificates representing New Shares. We will bear all such expenses.

FEDERAL INCOME TAX CONSEQUENCES

      The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. The discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). This summary does not discuss any consequences of the Reverse Stock Split under any state, local or foreign tax laws. You are urged to consult your own tax advisors to determine the particular consequences to you.

      The Reverse Stock split will qualify as a recapitalization described in
Section 386(a)(1)(E) of the Code. We will not recognize any gain or loss in connection with the Reverse Stock Split.

1. You will not recognize any gain or loss in the exchange of all of your Old Shares for New Shares, except to the extent of any cash received in lieu of a fractional share.

2. The aggregate basis of the New Shares to be received in the Reverse Stock Split (including any fractional share deemed received) will be the same as the aggregate basis of the Old Shares surrendered in exchange therefor.

3. The holding period of the New Shares to be received in the Reverse Stock Split (including any fractional share deemed received) will include the holding period of the Old Shares surrendered in exchange therefor.

4. If you receive cash in lieu of a fractional share, you will be treated as receiving the payment in connection with a redemption of the fractional share, with the tax consequences of the redemption determined under Section 302 of the Code. As such, you will generally recognize gain or loss upon such payment equal to the difference, if any, between your basis in the fractional share (as described in 2 above) and the amount of cash received. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period (as described in 3 above) exceeds one year.

NO DISSENTERS' RIGHTS

      Under the Delaware General Corporation Law, holders of Common Stock are not entitled to dissenters' rights with respect to the Reverse Stock Split.

                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS


                                        /s/ Nasser Nassiri
                                        ----------------------------------------
                                        Nasser Nassiri, Chief Executive Officer
                                        and Chairman of the Board

APPENDIX A

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                                 BIOCORAL, INC.

It is hereby certified that:

1. The name of the corporation is Biocoral, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

"FOURTH: Effective upon filing with the Secretary of State of Delaware, this Article of Amendment to the Amended and Restated Articles of Incorporation (the "Effective Time"), the Corporation shall have authority to issue one hundred and one million (101,000,000) shares of common stock of the Corporation par value of $.001 per share, and each 15 shares of the Class A and Class B common stock of the Corporation, par value $0.001 per share (the "Old Common Stock"), issued and outstanding or reserved for issuance or held in treasury shall automatically, and without any action by the holder thereof, be reclassified into 1 share of common stock of the Corporation, par value $0.001 per share (the "New Common Stock"), and each certificate which prior to the Effective Time represented 15 shares of the Old Common Stock shall, from the Effective Time, be deemed to represent 1 share of the New Common Stock. Shareholders shall receive cash in lieu of fractional shares. The authorized capital stock of the Corporation will not be reduced under or by reason of any amendment herein certified."

3. The amendments of the certificate of incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Date: December ___, 2002


                                        _______________________________
                                           Nasser Nassiri, President